UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 31, 2005

Willow Grove Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Welsh and Norristown Roads, Maple Glen, Pennsylvania		19002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (215) 646-5405

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

After the close of business on August 31, 2005, Willow Grove Bancorp, Inc. (“Willow Grove”) completed its acquisition of Chester Valley Bancorp Inc. (“Chester Valley”).  Pursuant to the Agreement and Plan of Merger, dated as of January 20, 2005 (the “Merger Agreement”), Chester Valley was merged with and into Willow Grove, with Willow Grove as the surviving corporation (the “Merger”), and First Financial Bank, which previously was Chester Valley’s wholly owned bank subsidiary, was merged with and into Willow Grove Bank with Willow Grove Bank as the surviving bank (the “Bank Merger”).

As a result of the Merger, each outstanding share of Chester Valley common stock, par value $1.00 per share (the “Chester Valley Common Stock”), was converted into the right to receive, at the election of the shareholder, either $27.90 in cash or 1.4823 shares of Willow Grove common stock, par value $0.01 per share (the “Willow Grove Common Stock”), subject to the allocation and pro ration provisions set forth in the Merger Agreement which provide that, on an aggregate basis, 64.76% of the Chester Valley Common Stock will be exchanged for Willow Grove Common Stock with the remaining 35.24% of the Chester Valley Common Stock to be exchanged for cash.

Willow Grove used general corporate funds to pay the aggregate cash consideration of approximately $51.0 million for the shares of Chester Valley Common Stock acquired in the Merger for cash.

For additional information, reference is made to Willow Grove’s press release, dated September 1, 2005, announcing completion of the Merger, which is included as Exhibit 99.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In accordance with the terms of the Merger Agreement, Willow Grove elected seven former directors of Chester Valley to the Boards of Directors of Willow Grove and Willow Grove Bank.  As of the effective time of the Merger on August 31, 2005, Dr. Madeleine Wing Adler and Mr. William M. Wright were elected to the class of Willow Grove directors whose terms will expire at the 2005 Annual Meeting of Shareholders, Messrs. Gerard F. Griesser and Emory S. Todd were elected to the class whose terms expire at the 2006 Annual Meeting of Shareholders and Ms. Donna M. Coughey and Messrs. John J. Cunningham, III and James E. McErlane were elected to the class whose terms expire at the 2007 Annual Meeting of Shareholders.  The directors also were elected in the same classes to the Board of Directors of Willow Grove Bank.  In addition, Dr. Wing Adler and Mr. Todd became members of Willow Grove’s Audit Committee, Messrs. Griesser and Cunningham were added to the Compensation Committee, Mr. Griesser and Dr. Wing Adler were added to the Nominating and Corporate Governance Committee and Messrs. Wright and Griesser were added to the Finance Committee.  Messrs. Todd and McErlane were added to the Loan Committee of Willow Grove Bank and Messrs. McErlane and Cunningham will serve on the bank’s Trust Committee.

In accordance with the terms of the Merger Agreement, for three years following the effective time of the Merger, no changes may be made to the size of Willow Grove’s Board of Directors or any of the classes of the board unless such change is approved by a majority of (i) the seven former directors of Chester Valley who have joined the Willow Grove Board of Directors or their successors (who are referred to as the “Chester Valley designees”) and (ii) the ten members of the Willow Grove Board of Directors immediately prior to the effective time of the Merger (who are referred to as the “Willow Grove designees”).  If any of the Chester Valley designees, Willow Grove designees or any of their successors die, become disabled, resign, are removed or retire during the three-year period after the effective time of the Merger, the remaining Chester Valley designees or Willow Grove designees, as the case may be, will be responsible for identifying successors to serve the remaining term of office of such departing directors.  In addition, the Chester Valley designees will have proportional representation (or representation as close to proportional as possible) on the audit, compensation, nominating and corporate governance and any other major committees of the Willow Grove Board of Directors for a period of three years following the effective time of the Merger.  In accordance with the terms of the Merger Agreement, Willow Grove has amended its Bylaws, as described in Item 5.03 of this Form 8-K below, in order to implement these provisions of the Merger Agreement regarding the Board of Directors of Willow Grove following the Merger.

In accordance with the terms of the Merger Agreement, as of the effective time of the Merger on August 31, 2005, Donna M. Coughey, the former President and Chief Executive Officer of Chester Valley and First Financial, has become President and Chief Executive Officer of Willow Grove and Willow Grove Bank.  Ms. Coughey replaces Frederick A. Marcell Jr. as President and Chief Executive Officer and Mr. Marcell’s previously announced retirement became effective as of the effective time of the Merger on August 31, 2005.

On January 20, 2005, the date that the Merger Agreement was executed, Willow Grove and Willow Grove Bank entered into an employment agreement with Donna M. Coughey, the former President and Chief Executive Officer of Chester Valley and First Financial Bank, which provided that Ms. Coughey would become the President and Chief Executive Officer of Willow Grove and Willow Grove Bank upon the effective date of the Merger.  In addition, on January 20, 2005, Willow Grove Bank entered into employment agreements with certain other executive officers of First Financial Bank, and change in control severance agreements with certain officers of First Financial Bank, which provided for their continued employment by Willow Grove Bank upon the effectiveness of the Merger.  Subsequently, Willow Grove and Willow Grove Bank entered into an employment agreement with Joseph T. Crowley, previously Chester Valley’s Chief Financial Officer, which provided for Mr. Crowley’s continuation as Chief Financial Officer of Willow Grove and Willow Grove Bank upon the effectiveness of the Merger.

In the context of its review of Willow Grove’s application filed under the Bank Merger Act, the Officer of Thrift Supervision (“OTS”) requested that certain revisions be made to the new employment and change in control severance agreements in order to reduce the period of time after a change in control that an executive might be entitled to certain change in control payments from 24 months to 12 months, add certain regulatory citations and make other changes to conform the agreements to OTS regulations and policy.  Revised agreements, which supersede the earlier agreements, were entered into as of July 15, 2005.

Under the terms of her new employment agreement as revised, Ms. Coughey will serve as President and Chief Executive Officer and as a director of Willow Grove and Willow Grove Bank for a three-year term, commencing on the closing of the Merger on August 31, 2005, and renewing annually for one additional year each July 1 unless notice to the contrary is given.  She is entitled to a minimum base salary of $300,000 per year, a signing bonus of $200,000 payable upon the closing of the Merger and a retention bonus, provided she remains employed on the one-year anniversary of the Merger, of $150,000.  The agreement provides that, if Ms. Coughey terminates her employment during the first year for any reason, or if her employment is terminated by Willow Grove or Willow Grove Bank for any reason other than cause during the first year following the closing of the Merger, she will receive a severance payment equal to the amount she would have received under her existing employment agreement with Chester Valley and First Financial Bank less the $200,000 signing bonus and subject to no payment being deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  The new agreement provides that, if Ms. Coughey’s employment is terminated in connection with a subsequent change in control of Willow Grove and/or Willow Grove Bank or within twelve months thereafter, Willow Grove will pay her three times her then current base salary and most recent bonus.  The new employment agreement provides that if the payments and benefits provided to Ms. Coughey pursuant to a subsequent change in control are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then she would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Internal Revenue Code and for additional taxes imposed as a result of such reimbursement.  In addition, Willow Grove, Willow Grove Bank and Ms. Coughey have generally agreed to release each other from any and all claims of actions that may result during the term of the employment agreement.

Under the terms of the new employment agreement as revised between Joseph T. Crowley and Willow Grove and Willow Grove Bank, Mr. Crowley will serve as Chief Financial Officer of Willow Grove and Willow Grove Bank for an initial term commencing as of the close of the Merger on August 31, 2005 through June 30, 2006 and renewing annually for an additional year each July 1 unless notice to the contrary is given.  The employment agreement with Mr. Crowley provides for an initial base salary of $174,750 and provides further that, if Mr. Crowley’s employment is terminated in connection with a subsequent change in control of Willow Grove or within twenty-four months thereafter, Willow Grove Bank will pay him two times his average annual compensation (defined as the five-year average base salary and bonus) subject to no payment being deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.  The agreement also provides that if his employment is terminated by Willow Grove for other than cause, disability, retirement or death or by the executive due to a material breach by Willow Grove then Mr. Crowley will receive one times his then current base salary.

Copies of the revised new employment agreements with Ms. Coughey and Mr. Crowley are attached hereto as Exhibits 10.1 and 10.3, respectively, and are incorporated herein by reference.

The Merger Agreement provides that Willow Grove will honor the terms of an employment agreement, dated as of November 25, 2002, between First Financial Bank and Michael J. Sexton, who served as Vice President and Controller of First Financial Bank.  Under the terms of Mr. Sexton’s employment agreement, if Mr. Sexton terminates his employment for good reason, which includes a material breach of the employment agreement or a diminution of his duties or responsibilities following a change in control, he shall receive cash severance equal to one times the average aggregate compensation paid to him in the five-year period preceding the year of termination.  If the severance amount was triggered under the Merger Agreement, Mr. Sexton would be entitled to a cash severance payment of $78,057 (assuming there is no mitigation of any amount).  As of the effective time of the Merger on August 31, 2005, Mr. Sexton became the Vice President and Controller of Willow Grove Bank.  As Mr. Sexton’s employment has continued on substantially similar terms, no change in control payments are expected to be made under his employment agreement as a result of the Merger.

As part of the execution of the Merger Agreement on January 20, 2005, Willow Grove and Willow Grove Bank entered into a Retirement and Severance Agreement with Frederick A. Marcell Jr., the former President and Chief Executive Officer of Willow Grove and Willow Grove Bank.  The Retirement and Severance Agreement implemented Mr. Marcell’s decision to take early retirement, and terminated Mr. Marcell’s employment agreement with Willow Grove and Willow Grove Bank, effective on August 31, 2005 upon Ms. Coughey’s assumption of the duties of President and Chief Executive Officer.  Mr. Marcell has agreed to provide certain consulting services through April 30, 2006.  In consideration of such services under the Retirement and Severance Agreement, Mr. Marcell will receive a consulting fee, in the amount of $244,800 per annum, plus continued group life insurance and health and dental benefits from the effective date of the Merger through April 30, 2006.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In accordance with the terms of the Merger Agreement, Willow Grove made certain changes to its Bylaws, effective as of the effective time of the Merger on August 31, 2005, in order to implement the provisions in the Merger Agreement regarding the composition of the Willow Grove Board of Directors during the three-year period following the Merger.  The amendments to the Willow Grove Bylaws provide the following:

•                                          Number of directors.  The maximum number of Willow Grove’s directors has been increased to 17, and shall remain 17 for three years following the Merger;

•                                          Classification of the board.  The size of each class of directors following the Merger will not change except by resolution approved by a majority of each of the Chester Valley designees and the Willow Grove designees;

•                                          Vacancies.  During the three year period following the Merger, if a vacancy is created by death, disability, resignation, removal or retirement of any Willow Grove designee or Chester Valley designee, then the vacancy will only be filled with persons identified by the remaining Willow Grove designees or Chester Valley designees, respectively;

•                                          Nominations.  During the three year period following the Merger, the Willow Grove designees and Chester Valley designees will be responsible for identifying potential nominees as successors to any Willow Grove designee or Chester Valley designee, respectively, whose term is ending;

•                                          Proportional representation.  During the three-year period, the Chester Valley designees will have proportional representation, or as close as proportional as possible, on all major committees of the board of directors of Willow Grove; and

•                                          Chairman of the Board.  Rosemary Loring, or her successor, will serve as Chairman of the Board for the three-year period following the Merger.

Any amendments to the above-described Bylaw sections will require the vote of a majority of each of the Willow Grove designees and Chester Valley designees.

A copy of Willow Grove’s Amended and Restated Bylaws (through August 31, 2005) are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired.

The financial statements required by paragraph (a) of Item 9.01 of the Form 8-K promulgated by the SEC pursuant to the Securities Act of 1934, as amended, are incorporated herein by reference from Chester Valley’s Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005 (File No. 0-18833).

(b)                                 Pro Forma Financial Information.

Willow Grove will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K, if any such pro forma financial information is required, on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the SEC.

(c)                                  The following exhibits are included with this Report:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 20, 2005, by and between Willow Grove Bancorp, Inc. and Chester Valley Bancorp Inc.(1)
3.1	Amended and Restated Bylaws of Willow Grove Bancorp, Inc. (through August 31, 2005)
10.1	Employment Agreement, dated July 15, 2005, by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Donna M. Coughey (effective as of the effective time of the Merger)
10.2	Retirement and Severance Agreement by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Frederick A. Marcell Jr.(2)
10.3	Employment Agreement, dated July 15, 2005, by and among Willow Grove Bancorp, Inc., Willow Grove Bank and Joseph T. Crowley (effective as of the effective time of the Merger)
10.4	Employment Agreement, dated November 25, 2002, between First Financial Bank and Michael J. Sexton(3)
99.1	Press Release, dated September 1, 2005, announcing completion of the Merger

(1)          Incorporated by reference from the proxy statement/prospectus, dated April 27, 2005, included in the Registration Statement on Form S-4 of Willow Grove Bancorp, Inc. (SEC File No. 333-123622).  The indicated exhibit is included as Annex A to the proxy statement/prospectus.

(2)          Incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K of Willow Grove Bancorp, Inc. dated as of January 20, 2005 and filed with the SEC on January 20, 2005 (SEC File No. 0-49706).

(3)          Incorporated by reference from Exhibit 10L to the Annual Report on Form 10-K of Chester Valley Bancorp Inc. for the fiscal year ended June 30, 2003 and filed with the SEC on September 12, 2003 (SEC File No. 0-18833).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLOW GROVE BANCORP, INC.

By:	/s/ Donna M. Coughey
Name: Donna M. Coughey
Title: President and Chief Executive Officer

Date:  September 1, 2005